SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Exhibit 32         Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, the Chief Executive Officer and Chief Financial Officer of Semoran Financial Corporation, (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.

The quarterly report of the Company for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 29, 2007

By:   /s/ Lloyd J. Weber
         Lloyd J. Weber
         Chief Executive Officer, and
         Principal Executive Officer

Date:  August 29, 2007

By:   /s/ Donald J. Bugea, Jr.
         Donald J. Bugea, Jr.
         Chief Financial Officer, and
         Principal Financial and Accounting Officer